Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-190085 and 333-198715 on Form S-8 and Registration Statement Nos. 333-197842 and 333-198400 on Form S-3 of our report dated March 21, 2014, relating to the consolidated and combined financial statements of Physicians Realty Trust as of and for the years ended December 31, 2013 and 2012, appearing in the Annual Report on Form 10-K of Physicians Realty Trust.

/s/ Plante & Moran, PLLC
Chicago, Illinois
March 12, 2015